UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 13, 2022

BLUE WATER VACCINES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	81-2262816
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 E. Fifth Street, Suite 1900
Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

(513) 620-4101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2022, Blue Water Vaccines Inc. (the “Company”) consummated the closing of a private placement (the “Private Placement”), pursuant to the terms and conditions of the Securities Purchase Agreement, dated as of April 13, 2022 (the “Purchase Agreement”), by and among the Company and certain purchasers named on the signature pages thereto (the “Purchasers”). At the closing of the Private Placement, the Company issued 590,406 shares of common stock the (“Shares”), pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 590,406 shares of common stock and preferred investment options (the “ Preferred Investment Options”, and, collectively with the Shares and the Pre-Funded Warrants, the “Securities”) to purchase up to an aggregate of 1,180,812 shares of common stock (the “Offering”). The purchase price of each Share and associated Preferred Investment Option was $6.775 and the purchase price of each Pre-Funded Warrant and associated Preferred Investment Option was $6.774. The aggregate gross proceeds to the Company from the Private Placement were approximately $8.0 million, before deducting placement agent fees and other Offering expenses. H.C. Wainwright & Co., LLC (the “Placement Agent” or “Wainwright”) acted as the exclusive placement agent for the Private Placement.

Securities Purchase Agreement

The Purchase Agreement contains customary representations, warranties, and covenants of the Company and Purchasers and customary closing conditions, indemnification rights, and other obligations of the parties. Under the Purchase Agreement, the Company agreed to use the net proceeds from the sale of the Securities for working capital purposes and to not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any common stock or Common Stock Equivalents (as defined in the Purchase Agreement), (c) for the settlement of any outstanding litigation, or (d) in violation of the Foreign Corrupt Practices Act of 1977, as amended, or the regulations promulgated by the Office of Foreign Assets Control of the U.S. Treasury Department. The Purchase Agreement is governed by the laws of the State of New York.

The Company also agreed that, from the date of the Purchase Agreement until 60 days after the effective date of the initial registration statement filed under the Registration Rights Agreement, the Company would not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or Common Stock equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated under the Registration Rights Agreement (as defined herein). Further, until the one year anniversary of the effective date of the initial registration statement filed under the Registration Rights Agreement, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company of common stock or Common Stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain limited exceptions set forth in the Purchase Agreement.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the form of Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Pre-Funded Warrants

Under the Pre-Funded Warrants, dated as of April 19, 2022, between the Company and the undersigned holders thereto, the Pre-Funded Warrants have an exercise price of $0.001 per share, are exercisable on or after April 19, 2022, are exercisable until the Pre-Funded Warrants are exercised in full, and terminate on April 20, 2026.

The foregoing summary of the Pre-Funded Warrants is qualified in its entirety by reference to the form of Pre-Funded Warrants, which is filed herewith as Exhibit 4.2 and is incorporated by reference herein.

Preferred Investment Options

Under the Preferred Investment Options, dated as of April 19, 2022, between the Company and the undersigned holders thereto, the Preferred Investment Options are exercisable at any time on or after April 19, 2022 at an exercise price of $6.65 per share, subject to certain adjustments, including with respect to stock dividends, splits, subsequent rights offerings, pro rata distributions and a Fundamental Transaction (as defined in the Preferred Investment Options), and terminate on April 20, 2026. If, at any time at the time of exercise of the Preferred Investment Options, there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares issuable pursuant to the exercise of Preferred Investment Options, the Preferred Investment Options may be exercised, in whole or in part, by means of a cashless exercise, in which the holder is entitled to receive a number of shares of common stock to be determined by a formula contained in the Preferred Investment Options. No fractional shares or scrip representing fractional shares may be issued upon the exercise of the Preferred Investment Options.

The foregoing summary of the Preferred Investment Options is qualified in its entirety by reference to the form of Preferred Investment Options, which is filed herewith as Exhibit 4.2 and is incorporated by reference herein.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the Purchasers, dated as of April 13, 2022 (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall file a registration statement covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission (the “SEC”) no later than the 20th calendar day following the date of the Registration Rights Agreement and have the registration statement declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than the 45th calendar day following April 13, 2022 or, in the event of a “full review” by the SEC, the 75th day following April 13, 2022.

Upon the occurrence of any Event (as defined in the Registration Rights Agreement), which, among others, prohibits the Purchasers from reselling the Securities for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days during any 12-month period, the Company is obligated to pay to each Purchaser, on each monthly anniversary of each such Event, an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the aggregate subscription amount paid by such Purchaser pursuant to the Purchase Agreement.

Subject to certain exceptions, neither the Company nor any of its security holders (other than the Purchasers in such capacity pursuant thereto) may include the securities of the Company in any registration statements other than the Securities. The Company may not file any other registration statements until all Securities are registered pursuant to a registration statement that is declared effective by the SEC, provided that the Company may file amendments to registration statements filed prior to the date of the Registration Rights Agreement so long as no new securities are registered on any such existing registration statements.

All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by the Company will be borne by the Company, whether or not any Securities are sold pursuant to a registration statement.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Other Agreements

Wainwright served as the exclusive placement agent for the issuance and sale of the securities pursuant to the Purchase Agreement and is entitled to a cash fee of 7.5% of the aggregate gross proceeds of the Offering and warrants (the “Wainwright Warrants”) to purchase up to 70,849 shares of Common Stock, which is equivalent to 6.0% of the Shares and Pre-Funded Warrants sold. The Wainwright Warrants are in substantially the same form as the Preferred Investment Options, except that the exercise price is 125% of the purchase price (or $8.46875 per share). We also agreed to pay Wainwright a management fee equal to 1.0% of the aggregate gross proceeds from the Offering and reimburse certain out-of-pocket expenses up to an aggregate of $85,000.00. The foregoing summary of the Wainwright Warrants is qualified in its entirety by reference to the form of Wainwright Warrants, which is filed herewith as Exhibit 4.3 and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 related to the Securities is hereby incorporated by reference into this Item 3.02. The Securities were sold and, upon exercise, the shares of common stock underlying the Pre-Funded Warrants and the Preferred Investment Options, will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Additionally, the Wainwright Warrants were issued and, upon exercise, the shares of common stock underlying such warrants will be issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) under the Securities Act as a transaction not involving a public offering.

Item 8.01 Other Events.

On April 13, 2022, the Company issued a press release announcing the pricing of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant, by and among the Company and the holders.
4.2	Form of Preferred Investment Options, by and among the Company and the holders.
4.3	Form of Wainwright Warrants by and among the Company and H.C. Wainwright & Co., LLC.
10.1*	Form of Securities Purchase Agreement, dated as of April 13, 2022, by and among the Company and the Purchasers.
10.2*	Form of Registration Rights Agreement, dated as of April 13, 2022, by and among the Company and the Purchasers.
99.1	Press release, dated April 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE WATER VACCINES INC.

Date: April 19, 2022	By:	/s/ Joseph Hernandez
	Name:	Joseph Hernandez
	Title:	Chief Executive Officer

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